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                                                                   Exhibit 10.9

                        CONTRACT MANUFACTURING AGREEMENT

This Contract Manufacturing Agreement ("Agreement") is made as of February 28, 2001 (the "Effective Date") between Peak Industries, Inc., 4300 Road 18, Longmont, CO 80504 ("Peak") and Aksys, Ltd., Two Marriott Drive, Lincolnshire, IL 60069 ("Aksys").

                                    AGREEMENT

In consideration of the mutual covenants, promises, and conditions set forth below, the parties, intending to be bound, agree as follows:

1)       Supply Obligations. During the Term, (a) Peak shall manufacture the
         ------------------
         Products in accordance with the terms and conditions set forth in this Agreement and the Specifications, and (b) Peak shall manufacture all of Aksys's requirements for Products as provided in Section 5 (a) except as provided below in Section 5(b).
                                      ----

2)       Design and Specifications.
         -------------------------

         a) Specifications. The "Specifications" shall mean all of the following: (i) the preliminary drawings and specifications for the Products will be mutually agreed upon and controlled in
                                    -----------------------------------------
                  the Peak Manufacturing and Quality System (PMQS), and all
                  -------- ---------------------------------------
                  revisions thereof delivered in writing by Aksys to Peak and accepted by Peak; (ii) manufacturing procedures and quality plans for the specific assembly in accordance with Section
                                                                     -------
                  2(c); and (iii) all prototypes made by Peak and approved by
                  ----
                  Aksys for production.

         b) Design Changes. Peak and Aksys will mutually review and accept changes in Specifications by releasing such changes in the PMQS. Peak reserves the right to re-quote prices in the event of Aksys changes to the Specifications.

         c) Testing and Quality. Aksys and Peak will establish testing procedures mutually agreed upon by Peak and Aksys. Peak will evaluate and incorporate Aksys test procedures into its PMQS. Aksys and Peak will agree on Non Recurring Engineering fees to compensate appropriate activities. Peak agrees that Aksys's representatives may have access to the area of Peak's facility where Products are being manufactured or stored or where parts and materials are being processed or stored at all times during normal business hours for purposes of quality inspection and verification of manufacturing procedures to Specifications.

         d)   Quality Requirements.
              i) Aksys shall maintain the "Design History File" and perform all necessary "Design Verification and Validation."
              ii) Aksys shall be responsible for identifying any components requiring lot traceability. These requirements will be released into the PMQS as a customer specification.
              iii)Peak shall maintain an approved vendor list (AVL) which shall serve as a record of acceptable suppliers. Any suppliers selected, evaluated and approved by Aksys or their representative shall be noted as a customer approved supplier on the AVL. All suppliers selected by Peak shall be either approved or certified according to the PMQS.
              iv) Peak will perform process validation where results cannot be verified by subsequent inspection or test. Any additional validation will be specified by Aksys. Aksys will provide specifications for and will obtain any necessary regulatory approvals of printed materials, including labels manuals, artwork and copy.

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              v)  Aksys will investigate and handle complaints from end-users.
                  Peak shall cooperate with Aksys's investigations, including providing manufacturing-related records as they relate to the investigation. Aksys will reimburse Peak for all reasonable costs and expenses in cooperation of such investigation.
              vi) Aksys is responsible for conducting product recalls. Peak shall cooperate with Aksys recall investigations, including providing manufacturing-related records as they relate to the recall. Peak and Aksys shall cooperate in jointly assessing the root cause of a product recall. Both parties will mutually agree as to the assessment of responsibility. Should Aksys be determined solely responsible for the recall, Aksys will reimburse Peak for all reasonable costs and expenses in cooperation of such recall. Should Peak be determined solely responsible, Aksys will not reimburse Peak for expenses incurred in providing replacement components. Aksys will bear the cost of all field service related activities.
              vii)Aksys is responsible for all installation and start up activities of the Product.

3)       Tools and Fixtures. Aksys shall be responsible for purchasing all
         ------------------
         tooling and fixtures that are required for production of the Products (including any tooling and fixtures required due to a change to the Specifications) and which Peak does not own as of the Effective Date. All such tooling and fixtures shall be held by Peak in trust for Aksys's exclusive use in accordance with manufacturing and testing procedures established for Aksys's products only. Such tooling and fixtures shall be owned by Aksys and identified to Peak's lenders, creditors, shareholders and other third parties as Aksys assets consigned to Peak. Except for normal production maintenance, which will be the responsibility of Peak, Aksys shall be exclusively responsible for the costs to repair or replace such tooling and fixtures. Peak and Aksys shall cooperate to obtain the best available pricing for all such tooling and fixtures. Peak agrees to execute and deliver to Aksys upon request a form UCC-1 or such other documents as Aksys reasonably may request to protect its interest in such assets.

4)       Forecasts.
         ---------

         a) Generally. Aksys agrees to provide Peak a six (6) month rolling forecast of Aksys's reasonably anticipated cumulative quantity of the Product for such six-month period. Aksys agrees to update the forecast monthly and provide it to Peak each month. Peak is authorized to purchase materials for the first thirteen weeks of the forecast (the "Rolling 13 Week
                                                             ---------------
                  Firm Forecast") after the product has officially been launched
                  ----
                  into the marketplace. Pre-launch purchasing quantities will be provided by Aksys.

         b) Long Lead Time Items. Peak may request from Aksys written authorization to purchase certain long lead time items for Peak inventory, safety-stock and manufacturing requirements ("Special Inventory"). Upon termination or cancellation of
                    -----------------
                  this Agreement, Aksys shall purchase from Peak, at Peak's actual cost, any unused Special Inventory not to exceed the amount that has been specifically agreed to in writing by Aksys.

         C) Deposit. Aksys agrees to provide a one-time cash deposit in an amount equal to Peak's cost for the materials required to produce the number of Product units specified in the initial Rolling 13 Week Firm Forecast. Such deposit shall be applied as a credit against each subsequent invoice. No deposit shall be required for any order other than the initial deposit described herein.

5)       Orders and Fulfillment.
         ----------------------

         a) Purchase Order. Aksys shall issue written purchase order releases (PO releases) for its Product requirements. Peak shall accept and fulfill all such PO releases to the extent that the Product quantity ordered by Aksys for delivery in any one week period does not exceed the delivery forecast for such week in the Rolling 13 Week Firm Forecast provided by Aksys at least [thirteen (13) weeks] prior to

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                  such week; provided, however, that Peak shall make all
                             -----------------
                  reasonable efforts and afford first priority to production for Aksys to accept and fulfill PO releases that exceed such forecasts. Aksys shall provide a required delivery date for each PO release based on a thirty (30) day lead time or as otherwise mutually agreed between Aksys and Peak.

         b) Exclusivity; Inability to Supply. During the Term and for so long as Peak continues to timely supply Aksys' requirements for the Products, Aksys shall not have the Products made by any third party; provided, however, that nothing in this Agreement shall be deemed to preclude Aksys from manufacturing the Products itself. Peak shall provide immediate written notice to Aksys if Peak reasonably anticipates that it may be unable to meet Aksys' requirements specified in the then-current Rolling 13 Week Firm Forecast (or thereafter), and in such event Aksys shall be entitled to have Products made by other third parties, and may thereafter allocate, in Aksys's sole discretion, its Product requirements among Peak and such third parties. Exclusivity is predicated upon Peak's maintenance of ISO 9002 certification and FDA registration during the term of the agreement. Loss of either of these certifications will result in forfeiture of exclusivity until certification is reestablished.

         c) Order Cancellation. Aksys may cancel any PO release or any Rolling 13 Week Firm Forecast, provided that in such event, Aksys shall pay Peak for Products and any inventory affected by the cancellation as follows, not to exceed to purchase price for such order: (i) 100% of Peak's price to Aksys for all finished Products in Peak's possession, (ii) 110 % of the cost of all inventory in Peak's possession procured for Aksys confirmed purchase orders and not returnable to the vendor or usable for other customers, whether in raw form or work in process, (iii) 100% of the cost of inventory on order and not cancelable, (iv) any vendor cancellation charges incurred with respect to inventory accepted for cancellation or return by the vendor, and (v) actual costs to Peak of labor incurred by Peak related to work in process for Aksys' s canceled PO releases. Upon such payment all such inventory and work in progress shall become the sole property of Aksys.

         d) Order Changes. Peak will make commercially reasonable efforts to accommodate changes to Aksys confirmed purchase orders. Peak will move out purchase order dates to accommodate changes, but in no event will the move out exceed thirty (30) days. Purchase orders moved out greater than 30 days may be invoiced at full value upon completion.

         e) Part Change Orders. Aksys agrees to purchase from Peak, at Peak's actual cost, any inventory purchased by Peak in reliance on Aksys's Rolling 13 Week Firm Forecast, which inventory is rendered obsolete due to a change to the Specifications. Peak shall, however, first use reasonable efforts to return any such inventory, and Aksys agrees to pay for the restocking charges and shipping if applicable.

6)       Packaging, Shipping and Delivery. Peak shall ship the Products in
         --------------------------------
         accordance with packaging and shipping instructions provided by Aksys. Unless otherwise specified in writing in a particular PO release, all Product deliveries shall be shipped F.O.B. factory to the destination specified by Aksys for delivery, and Peak shall insure such shipments against any loss or damage to the goods caused during shipment.

7)       Payment.
         -------

         a) Invoice. Peak will invoice at the time of shipment of Products. Payment is due at Peak on or within twenty (20) calendar days from the date that such invoice is received by Aksys.

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         b)       Pricing. Peak's invoices shall reflect charges for the
                  Products as specified in Exhibit B. Such charges are exclusive of taxes, shipping and insurance. Charges for taxes, shipping and insurance (to the extent applicable) shall be separately stated on Peak's invoice.

         c) Cost Reductions. Peak agrees to seek ways to reduce the cost of manufacturing Products by obtaining alternate sources of materials, and improved assembly or test methods. Peak shall notify Aksys in writing not less than thirty (30) days prior to starting any such cost reduction efforts or implementation of any such cost reduction methods. Upon implementation of such methods, Peak may include in its invoices thereafter (for so long as such cost reduction method remains in effect) a line item representing one-half (1/2)of the reduction in actual costs that would, immediately prior to implementation of such cost reduction methods, have been charged to Aksys for the Products delivered under such invoice in accord with Section 7(b).
                                                              ------------
                  Cost reductions initiated directly by Aksys, such as product re-engineering of materials, components or subsystems; refinement of manufacturing processes or procedures; identification of new vendors, volume related price improvements or changes in the pricing or availability of third party materials and services will accrue 100% to Aksys. Aksys and Peak will mutually agree to ownership of cost reduction activities prior to efforts expended in pursuit of such reductions. Such reductions will be reflected as a line item on Peak invoices immediately following implementation.

8)       Limited Product Warranties.
         --------------------------

         a) Basic Warranty. Peak warrants that the Products are and shall be free from defects in workmanship which exist or develop for a period of [90 days] from the date of installation or 6 months from date of shipment thereof to Aksys or Aksys's designated distributor, whichever occurs first, provided that such defect developed under normal and proper use within the operating parameter described in the Specifications.

         b) Specification Warranty. Peak warrants that the Products are manufactured to PMQS for a period of [90 days] from the date of installation or 6 months from date of shipment thereof to Aksys or Aksys's designated distributor, whichever occurs first.

         C) Limitation of Liability. Aksys's sole and exclusive remedy in the event of a breach of the foregoing warranties shall be repair or, at Peak's sole discretion, replacement, including related shipping costs. Aksys will bear financial responsibility for all field service related warranty expenses.

9)       Intellectual Property.
         ---------------------

         a) As between Aksys and Peak, Aksys shall own all right, title and interest in and to Products and the Know-How, Improvements and Patents related thereto. No implied rights or licenses are granted by this Agreement. Aksys shall have the right to apply, in its own name and at its own expense, for patent, copyright or other Intellectual Property rights in such Know-How and Improvements and, if requested, Peak shall cooperate with Aksys in any reasonable manner in obtaining such protection. Peak agrees that all such Know-How and Improvements shall be owned solely by Aksys, even though developed as a result of this Agreement, and regardless of whether conceived, created or developed by Aksys or Peak..
         b) License. During the Term Aksys grants to Peak a non-exclusive, royalty-free right and license under the Patents, Know-How and Improvements to make the Products solely for delivery to Aksys or Aksys's designee.

10)      Confidentiality.
         ---------------

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         a)       General Obligation. All information provided by one party (the
                  "Disclosing Party") to the other party (the "Recipient")
                   ----------------                            ---------
                  "shall be governed by this Section 10.
                                             ----------

         b) Proprietary Information. As used in this Agreement, the term "Proprietary Information" shall mean all trade secrets or
                   -----------------------
                  confidential or proprietary information designated as such in writing by the Disclosing Party, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such trade secret or confidential or proprietary information is disclosed by the Disclosing Party to the Recipient. Notwithstanding the foregoing, information which is orally or visually disclosed to the Recipient by the Disclosing Party, or is disclosed in writing without an appropriate letter, proprietary stamp or legend, shall constitute Proprietary Information if the Disclosing Party, within thirty (30) days after such disclosure, delivers to the Recipient a written document or documents describing such Proprietary Information and referencing the place and date of such oral, visual or written disclosure and the names of the employees or officers of the Recipient to whom such disclosure was made.

         c) Disclosure. The Recipient shall hold in confidence, and shall not disclose to any person outside its organization, any Proprietary Information for a period of five (5) years from the Effective Date, regardless of the termination of the Term of this Agreement. The Recipient shall use such Proprietary Information only for the purpose of developing the Product with the Disclosing Party or fulfilling its future contractual requirements with the Disclosing Party and shall not use or exploit such Proprietary Information for any other purpose or for its own benefit or the benefit of another without the prior written consent of the Disclosing Party. The Recipient shall disclose Proprietary Information received by it under this Agreement only to persons within its organization who have a need to know such Proprietary Information in the course of the performance of their duties and who are bound to protect the confidentiality of such Proprietary Information.

         d) Limitation on Obligations. The obligations of the Recipient specified in Section 10 above shall not apply, and the Recipient shall have no further obligations, with respect to any Proprietary Information to the extent that such Proprietary Information: (i) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Recipient; (ii) is in the Recipient's possession at the time of disclosure otherwise than as a result of Recipient's breach of any legal obligation; (iii) becomes known to the Recipient through disclosure by sources other than the Disclosing Party having the legal right to disclose such Proprietary Information; (iv) is independently developed by the Recipient without reference to or reliance upon the Proprietary Information; or (v) is required to be disclosed by the Recipient to comply with applicable laws or governmental regulations, provided that the Recipient
                                            -------------
                  provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

         e) Ownership of Proprietary Information. The Recipient agrees that the Disclosing Party is and shall remain the exclusive owner of Proprietary Information and all Intellectual Property rights embodied therein.

         f) Return of Documents. The Recipient shall, upon the request of the Disclosing Party, return to the Disclosing Party all drawings, documents and other tangible manifestations of Proprietary Information received by the Recipient pursuant to this Agreement (and all copies and reproductions thereof): provided that the Recipient may keep one archival copy of the same.

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         g)       During the period beginning on the date hereof and ending on the later of two (2) years from such date or one (1) year after the termination of business relations between Peak and Aksys, Peak covenants and agrees that it shall not actively solicit any employee to leave the employment of Aksys.

11)      Indemnification.
         ---------------

         a) Aksys Indemnification of Peak. Aksys shall indemnify, defend and hold harmless Peak from and against any Losses arising out of or relating to a claim brought by a third party against Peak only to the extent that such claim and corresponding Losses are based upon allegations that (i) there exists a defect in the design of any Products by Aksys (including a defect in any materials provided to Peak by a third party with respect to which materials Aksys's Specifications required to be purchased from such third party), (ii) would constitute a breach of the terms of this Agreement by Aksys, or (iii) the manufacture, sale or use of any Product, in accordance with the Specifications and operating instructions provided by Aksys, infringes a patent, copyright, trade secret or other proprietary right of a third party.

         b) Indemnification Procedure. A party claiming indemnification under this Section 11 (an "Indemnified Party") shall provide
                                             -----------------
                  prompt written notice to the other party (the "Indemnifying
                                                                 ------------
                  Party") of any and all notices, claims, demands, pleadings,
                  -----
                  and other facts or circumstances that may, in the Indemnified Party's reasonable judgment, be likely to result in a claim for indemnification. The Indemnified Party's failure to provide such prompt written notice shall reduce the indemnification obligation of the Indemnifying Party to the extent that such failure resulted in demonstrable prejudice to the Indemnifying Party. The Indemnified Party shall promptly tender defense of any litigation or other formal dispute to the Indemnifying Party, and the Indemnifying Party shall select counsel of its choice, reasonably acceptable to the Indemnified Party for such litigation or dispute. The Indemnified Party shall cooperate completely with the Indemnifying Party, including without limitation providing timely responses to all discovery requests and providing expert and factual witnesses as necessary or desirable. The Indemnifying Party shall have the sole authority to negotiate and settle such claims to the extent of the applicable indemnification obligation.

         c) Insurance. Each party shall maintain general liability insurance in an amount not less than [$5,000,000] per claim. Any amounts paid under such insurance policies by the either party's insurer shall reduce the indemnification obligation of the Indemnified Party with respect to a particular claim.

12)      Disclaimer of Liability. Neither party shall be liable to the other
         -----------------------
         party or to any third parties for any consequential, incidental or punitive damages, including, but not limited to, damage to property, for loss of use, loss of time, or loss of profits or income.

13)      Limitation of Liabili1y. Peak's liability for any breach of warranty
         -----------------------
         under Section 8 or for any manufacturing defect and Aksys sole remedy shall be limited to repair or at Peak's discretion replacement of Products. For any other claim hereunder, Peak's liability shall be limited to the proceeds from of any applicable insurance carried by Peak pursuant to Section 11c.

14)      Spare Parts. During the Term, and for a period five (5) years
         -----------
         thereafter, Peak shall provide Aksys with all spare parts which form part of the Products. In the event that the production of any spare part is to be discontinued prior to the end of such five (5) year period, Peak shall notify Aksys at least one hundred and twenty (120) days before completion of the production of such part and Aksys may order, and Peak shall deliver, such quantity as Aksys shall request.

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15)      Integration. This Agreement constitutes the complete and exclusive
         -----------
         statement of the terms of the agreement between Peak and Aksys and supersedes all prior and contemporaneous agreements and undertakings of Peak and Aksys with respect to the subject matter hereof..

16)      Term and Termination.
         --------------------

             a) Initial Term and Renewal Term. Unless sooner terminated in accordance with Section 16(b) or 16(c): (i) the initial term
                                  -------------    -----
                  of this Agreement shall be two (2) years; and (ii) after such initial term, the term of this Agreement shall automatically renew for successive one year periods unless either party provides written notice to the other party of non-renewal not less than ninety (90) days prior to the end of the then-current renewal term (such initial term and renewal terms collectively referred to herein as the "Term").

              b) Termination For Convenience. After the first anniversary date of this Agreement, either Peak or Aksys may terminate the Term of this Agreement by giving the other party not less than one hundred and eighty (180) days written notice prior to the effective date of such termination.

              c) Termination For Cause. The Term of this Agreement shall terminate: (i) automatically, if one of the parties fails to perform any material obligations hereunder, and such material obligations remain uncured sixty (60) days following the date that the other party delivers to the defaulting party written notice describing such performance failures; (unless breach is for non payment for Product in which case the cure is 10 days plus interest at 18%, annualized) or(ii) immediately upon notice by either party if the other party shall file for liquidation, bankruptcy, reorganization, compulsory composition, dissolution, or if the other party has entered into liquidation, bankruptcy, reorganization, compulsory composition or dissolution, or if the other party is generally not paying its debts as they become due (unless such debts are the subject of a bona fide dispute).

              d) Effect of Termination/Survival. Upon expiration or termination of the Term of this Agreement, the following provisions only shall survive such termination or expiration.

              e) Transition. Upon expiration or termination of the Term of this Agreement, and for a period of six (6) months thereafter, Peak shall provide reasonable cooperation and assistance (including without limitation knowledge transfer, materials sourcing, transfer of unused materials and unfinished inventory, and removal and shipping of Aksys-owned tooling and fixtures) to transition production of the Products to a third party designated by Aksys. Peak may invoice Aksys for actual charges incurred by Peak in such rendering such transition services, including Consulting Service fees billed on an hourly basis at Peak's standard rates.

17)      Required Approvals. Each party shall obtain all domestic and foreign
         ------------------
         governmental licenses, permits and approvals required for such party's performance under this Agreement. Without limiting the generality of the foregoing: (i) Aksys shall be responsible for complying with all applicable foreign and U.S. federal, state and local laws, rules, regulations and orders and for obtaining all applicable U.S. FDA and other governmental agency product and design approvals and applicable foreign agency approval for sale of the Product; and (ii) Peak shall be responsible complying with all U.S. FDA and applicable state and local laws, rules, regulations and orders applicable to the manufacturing processes and procedures.

18)      Compliance with Laws. Each party shall comply with all domestic and
         --------------------
         foreign laws, rules, regulations and orders applicable to such party's performance under this Agreement.

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19)      Assignment and Delegation. This Agreement cannot be assigned nor is the
         -------------------------
         performance of the duties delegable by either party without the written consent of the other party which shall not be unreasonably withheld; provided, however, that this Agreement may be assigned by either party to a purchaser of substantially all of such party's assets relating to the Products, or to a successor in interest by merger or corporate reorganization.

20)      Governing Law. This Contract Manufacturing Agreement shall be construed
         -------------
         to be between merchants and shall be governed by the laws of the State of Colorado.

21)      Relationship of Parties. The relationship of Aksys and Peak is that of
         -----------------------
         buyer and seller/manufacturer, respectively, of goods. Nothing in this Agreement is intended to, or shall be deemed to, constitute a partnership, joint venture, agency, or a transfer of any intellectual property of either party, and neither party hereto shall be authorized to act in the name of the other or enter into any contract or other agreement which binds the other.

22)      Enforceability. If any of the provisions of this Agreement, or portions
         --------------
         thereof, are found to be invalid by any court of competent jurisdiction the remainder of this Agreement shall nevertheless remain in full force and effect.

23)      Force Majeure. Neither Aksys nor Peak shall be liable for any failure
         -------------
         to perform obligations under this Agreement if prevented so by a cause beyond their control and without the fault or negligence of the defaulting party. Without limiting the generality of the foregoing, such causes include acts of God, fires, floods, storms, epidemics, earthquakes, riots, civil disobedience, wars or war operations, or restraint of government.

24)      Amendment. This Agreement may not be amended except in a written
         ---------
         amendment signed by each of the parties. Additional or different terms contained in purchase orders or order acknowledgments or similar forms shall not be effective unless signed by both parties with reference to this Agreement.

25)      Dispute Resolution. Consent to Arbitration and Venue. Peak and Aksys
         ----------------------------------------------------
         agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims, and controversies between them (but excluding disputes, claims and controversies in which a third party is a necessary party), arising from this Agreement, including without limitation contract disputes and tort claims, shall be arbitrated in the Denver, Colorado metropolitan area, pursuant to the Commercial Rules of the American Arbitration Association by a panel of three arbitrators. All expenses of such arbitration shall be borne equally by the parties. Any arbitration decision shall be final and non-appealable unless the parties mutually agree otherwise in writing before a final decision by the panel of arbitrators. Any arbitration order or award may be enforceable in an appropriate court as provided herein. Each party shall select one arbitrator and those two arbitrators shall select the third arbitrator to form the panel. Each party reserves the right, notwithstanding the foregoing, to seek equitable relief in a court of competent jurisdiction in any appropriate state or federal court. The prevailing party in any arbitration or court proceeding is entitled to be reimbursed for any and all reasonable attorney's fees, expert fees, and costs of suit from the losing party.

26)      Financial Disclosure: Peak agrees to provide Aksys with annual audited
         --------------------
         financial statements audited by a Certified Public Accounting Firm. Unaudited financial statements will be provided on a quarterly basis within 30 days of official quarter-end close.

27)      Definitions. The following terms, when used herein with initial capital
         -----------
         letters, shall have the respective meanings set forth in this Section
                                                                       -------
         25.
         --

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         a)       "Aksys Customers" shall mean end users of the Products
                   ---------------
                  (including without limitation institutional purchasers that use the Products for treatment of their patients) that purchase the Products from Aksys or from an Aksys distributor.

         b)       "Disclosing Party" shall have the meaning stated in Section
                   ----------------                                   -------
                  10.
                  --

         C)       "Effective Date" shall have the meaning stated in the preamble
                   --------------
                  of this Agreement.

         d)       "Improvements" shall mean all improvements to Aksys Patents or
                   ------------
                  Know-How hereafter created or acquired during the term of this Agreement by Peak or jointly by one or more employees of Aksys and Peak, including without limitation advances, developments, modifications, enhancements, variations, revisions, adaptations, extensions or any element thereof, utilizing or incorporating, or based on, the Know-How or Patents, whether patentable or not.

         e)       "Intellectual Property" shall mean trade secrets, ideas,
                   ---------------------
                  inventions, designs, developments, devices, methods or processes (whether patented or patentable and whether or not reduced to practice) and all patents and patent applications related thereto; copyrightable works and mask works (whether or not registered); trademarks, service marks and trade dress; and all registrations and applications for registration related thereto; and all other intellectual or industrial property rights, to the extent in or related to the Products.

         f)       "Know-How" shall mean the know-how, technical information and
                   --------
                  confidential technical data, together with all trade secrets, unpatented technical knowledge and inventions, confidential manufacturing procedures and methods, that are related to the Products.

         g) "Losses" shall mean any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses), and amounts paid in settlement.

         h)       "Patents" shall mean those patents and patent applications
                   -------
                  that are now or hereafter owned or acquired by Aksys and relate to the Products.

         i)       "Products" shall mean the [kidney dialysis machine] described
                   --------
                  in detail in the Specifications.

         j)       "Proprietary Information" shall have the meaning stated in
                   -----------------------
                  Section 10.
                  ----------

         k)       "Recipient" shall have the meaning stated in Section 10.
                   ---------

         1)       "Rolling 13 Week Firm Forecast" shall have the meaning stated
                   -----------------------------
                  in Section 4(a).

         m)       "Special Inventory" shall have the meaning stated in Section
                   -----------------
                  4(b).

         n)       "Peak Manufacturing and Quality System (PMQS)" shall have the
                   --------------------------------------------
                  meaning to include the following processes and procedures and quality requirements.

              (1) Manufacturing Procedures: Mutually agreed upon document with procedures for manufacturing Product.
              (2) Quality Plans: Mutually agreed upon document outlining component quality plans and assembly quality plans for Product.
              (3) Document Change Request: Document approved by Peak and Aksys for changes in Specifications.

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

IN WITNESS WHEREOF, the parties hereto have executed this Contract Manufacturing Agreement as of the Effective Date indicated above.

Peak Industries, Inc.                            Aksys, Ltd.

By:        /s/ Mark Hopkins                      By:          /s/ William C. Dow

Title:     President & CEO                       Title:       President & CEO

Date:      02/28/01                              Date:        03/05/01

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

                                    Exhibit A
                      Preliminary Design and Specifications

Preliminary design specifications, bill of materials and drawings will be provided by Aksys and incorporated hereto, when available. Some preliminary design specifications have already been hand delivered to Peak, and will be incorporated into this exhibit as well. Exhibit A will be updated on a regular basis and / or as appropriate until final designs are stabilized and recognized as being complete by both parties.

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